UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2018

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2018, we entered into a Purchase Order (the “Purchase Order”) with Harro Hofliger Packaging Systems to purchase a commercial coating and primary packaging machine (the “Equipment”) for the production of our product candidate, M207, for an aggregate purchase price of $12.2 million.

We remitted $1.5 million of the purchase price upon order of the Equipment and plan to remit an additional $1.5 million on August 7, 2018. An additional 25% of the purchase price will be due after the design of the Equipment is finalized and approved, 20% will be due after the completion of the manufacturing of the component parts of M207 and the start of assembly of M207, 20% will be due after approval at the manufacturing plant and before shipment, and 10% will be after the final invoice is sent. We anticipate that such amounts will come due over an approximately eighteen-month period.

The foregoing description of the Purchase Order is qualified in its entirety by reference to the full text of the Purchase Order, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Purchase Order #9186G, dated as of May 23, 2018 between Zosano Pharma Corporation and Harro Hofliger Packaging Systems.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: August 6, 2018	By:	/s/ John Walker
Name: John Walker
Title: President and Chief Executive Officer